Exhibit 99.1

Contact: Freya Maneki
(818) 879-6812

DOLE FOOD COMPANY, INC. ANNOUNCES
EXTENSION OF EXCHANGE OFFER

WESTLAKE VILLAGE, California—July 9, 2002—Dole Food Company, Inc. (NYSE: DOL) announced today that it has extended its exchange offer to exchange up to $400.0 million principal amount of newly issued 7 1/4% Senior Notes Due 2009 registered under the Securities Act of 1933, as amended, for a like principal amount of its outstanding privately placed 7 1/4% Senior Notes Due 2009, to 5:00 p.m., New York City time, on July 16, 2002, unless further extended.

As of the close of business on July 9, 2002, $393,790,000 in aggregate principal amount of the notes have been tendered.

The exchange agent for the exchange offer is J.P. Morgan Trust Company, National Association, which can be reached at (415) 954-2360.

Dole Food Company, Inc., with 2001 revenues of $4.5 billion, is the world’s largest producer and marketer of high-quality fresh fruit, fresh vegetables and fresh-cut flowers, and markets a growing line of packaged foods.